AMENDMENT TO CUSTODY AGREEMENT

THIS AMENDMENT dated as of May 20, 2011 to the Custody Agreement dated November 1, 2007 (the “Agreement”), by and between The Bank of New York Mellon (formerly known as The Bank of New York) and Old Mutual Funds II, shall be as follows:

WHEREAS, effective after the close of business May 20, 2011, the Old Mutual Strategic Small Company Fund was renamed the Old Mutual Copper Rock International Small Cap Fund.

NOW THEREFORE, the parties agree as follows:

1.	Schedule II to the Agreement shall be replaced with the Amended Schedule II attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL FUNDS II		THE BANK OF NEW YORK MELLON

By:	/s/ Julian F. Sluyters	By:	/s/ Joseph F. Keenan
Name:	Julian F Sluyters	Name:	Joseph F. Keenan
Title:	President	Title:	Managing Director

AMENDED SCHEDULE II
DATED AS OF MAY 20, 2011
TO THE CUSTODY AGREEMENT
BETWEEN OLD MUTUAL FUNDS II AND THE BANK OF NEW YORK MELLON
DATED NOVEMBER 1, 2007

SERIES

Effective November 5, 2007 for the following Funds:

FUND	TAX IDENTIFICATION NUMBER
Old Mutual Analytic U.S. Long/Short Fund	23-3101388
Old Mutual Barrow Hanley Core Bond Fund	32-0213461
Old Mutual Barrow Hanley Value Fund	23-3101392
Old Mutual Dwight High Yield Fund	32-0213464
Old Mutual Dwight Intermediate Fixed Income Fund	65-1195626
Old Mutual Focused Fund	23-2988594
Old Mutual Heitman REIT Fund	23-3101391
Old Mutual TS&W Mid-Cap Value Fund	32-0194738

Effective December 10, 2007 for the following Funds:

FUND	TAX IDENTIFICATION NUMBER
Old Mutual Cash Reserves Fund	23-2798368
Old Mutual Copper Rock International Small Cap Fund (formerly known as the Old Mutual Strategic Small Company Fund)	23-2862590
Old Mutual Dwight Short Term Fixed Income Fund	23-3101389
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	23-2860860
Old Mutual TS&W Small Cap Value Fund	65-1195628